Exhibit T3G

FOR INTERNAL USE ONLY
Sherritt International Corporation (SIC)
(Canada)
Parent Company
Metals Marketing and Fertilizer Division
Active – Principal and Head Office
(Continued into CBCA on June 3/16)
Sherritt International Investments Limited
(Barbados)
Active
Investments in Cuba
Sherritt Gordon International Ltd.
(Barbados)
Inactive
Holding Company
Being liquidated
SBCT Logistics Ltd.
(continued into CBCA on Aug-23-2019)
Active
11722573 Canada Ltd.
(CBCA)
Active
Dynatec Technologies Ltd.
(Ontario 2007 08 14)
Active
for use for U.S. transactions
Ambatovy Minerals S.A.
(Madagascar)
Active
Mine (1)
Dynatec Madagascar S.A.
(Madagascar)
Active
Processing Plant (1)
SM Marketing Inc.
(formerly 1341774 Ontario Limited)
(Ontario)
Active
Finance Services
Sherritt International Loan Holdings (Bahamas) Inc.
(Bahamas)
Inactive
Manage certain financial arrangements
New Providence Metals Marketing Inc.
(Bahamas)
(Jan-13-2012)
Active
SCON Limited
(Ontario)
(May-16-2008)
Active
Construction Company for use by Capital Projects
Sherritt Madagascar S.A.
(Madagascar)
Active
Madagascar Mineral Investments Ltd.
(British Virgin Islands)
Active
Sherritt International Oil and Gas Limited
(Alberta)
Pakistan permits
Active
Oil & Gas Operations Office
Canada Northwest Resources Limited
(Canada)
Inactive
Holding Company
OG Finance Inc.
(Alberta)
(Oct-18-2012)
Active
Paying and Receiving Services
SIC Marketing Services (UK) Limited
(United Kingdom)
(June-25-2013)
Active
Marketing Services Company
Les Entreprises Dynatec Qumin Inc.
(Quebec)
Inactive
Dynatec Perforaciones de Mexico, S.A. de C.V.
(Mexico)
Inactive
P.T. Dynatec Drilling Indonesia
(Indonesia)
Inactive
Dynatec Perforaciones Argentina S.A
(Argentina)
Inactive
Dynatec Inversiones Ltda.
(Chile)
Inactive
Dynatec Perforaciones Limitada
(Chile)
Inactive
SICOG Oil and Gas Limited
(Barbados)
Active
Oil & Gas Investments in Cuba
Canada Northwest Oils (Europe) B.V.
(Netherlands)
Active
Management of Europe based oil & gas operations
CNWL Oil (Espana) S.A.
(Spain)
Active
Holds all Spanish Oil & Gas interests
International Cobalt Company Inc. ("ICCI")
(Bahamas)
Active
Acquisition and sale of nickel/cobalt
Moa Nickel S.A.
(Cuba)
Active
Mining and processing of nickel/cobalt sulphides for sale to ICCI/COREFCO
760434 Alberta Limited
(Alberta)
Inactive
Holds installment receipts
Sherritt Power (Bahamas) Inc.
(Bahamas)
Active
Sherritt Utilities Inc.
(Barbados)
Active
Owner of Sherritt Power share of Energas
Energas S.A.
(Cuba)
Active
Construction and Operation of Gas Plants and Power Generation facilities
Sherritt Energie S.A.
(Madagascar)
Inactive
Power Finance Inc.
(Alberta)
(Oct-18-2012)
Active
Paying and Receiving Services
Sherritt International (Bahamas) Inc.
(Bahamas)
Active
Owns 50% of ICCI and Moa
The Cobalt Refinery Holding Company Ltd.
(New Brunswick)
Holding Company
Active
Owns 50% interest in COREFCO
The Cobalt Refinery Company Inc. ("COREFCO")
(Alberta)
Active – Toll refines nickel/cobalt sulphides into commodity nickel and cobalt for ICCI
50% owned by General Nickel
672538 Alberta Ltd. o/a SI Supply & Services Holding Company
(Alberta)
Active
Services Company for JV
672539 Alberta Ltd.
o/a SI Utilities Company
(Alberta)
Active
Services Company for JV
672540 Alberta Ltd.
o/a SI Services Company
(Alberta)
Active
Services Company for JV
SI Finance Ltd.
(Ontario)
(May-29-2007)
Active
Finance Services re: Ambatovy US$ transactions
Dynatec Engineering Limited
(Ontario)
Inactive
Highwood Resources Ltd.
(Ontario)
Active
1836774 Ontario Limited
(Ontario)
(Nov-12-2010)
Active
1683740 Alberta Ltd.
(Alberta)
(June-13-2012)
Active
100% common shares
785,315,215 preferred shares
21,000,000 preferred shares
100%
12%
99.9% (3)
99.4% (2)
33.3%
50%
95%
5%
0.1%
Restricted Subs/Guarantee Providers under Indenture
Audited Financial Statements are prepared/required
Corporate
Oil
Metals
Power
Coal
Technologies
Dynatec Miscellaneous
Capital Projects

(1) AMSA & DMSA SHAREHOLDERS: NNM 12%; SHGRI: 47.67%; KORES: 27.50%; Ambatovy Holdings Limited: 12.83% (as of Dec-12-2017).
(2) Stuart Macnaughton, Philippe Beaune and Hanaina Vakaylon each hold 1 share of Sherritt Energie S.A.
(3) Stuart Macnaughton, Philippe Beaune and Hanaina Vakaylon each hold 1 share of Sherritt Madagascar S.A.

as at December 31, 2019
subject to change: reviewed quarterly)